Exhibit 1.1
9,000,000 Shares
ODYSSEY RE HOLDINGS CORP.
Common Stock
Underwriting Agreement
dated [                    ], 2006

ODYSSEY RE HOLDINGS CORP.
(a Delaware corporation)
9,000,000 Shares
Common Stock
UNDERWRITING AGREEMENT
[                    ], 2006
CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, NY 10013
WACHOVIA CAPITAL MARKETS, LLC
301 South College Street
Charlotte, NC 28288-0602
Ladies and Gentlemen:
     The shareholders of Odyssey Re Holdings Corp., a Delaware corporation (the “Company”), named in Schedule II hereto (collectively, the “Selling Shareholders”) propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) the number of shares of common stock (“Common Stock”), par value $.01 per share, of the Company (the “Firm Shares”), set forth in Schedule I hereto (the “Offering”).
     The Selling Shareholders also propose to sell to the several Underwriters the number of additional Common Shares set forth in Schedule II hereto (the “Additional Shares”) if and to the extent that Citigroup Global Markets Inc. (“Citigroup”) and Wachovia Capital Markets, LLC (“Wachovia” and, together with Citigroup, the “Managers”), as Managers of the Offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Common Shares.”
     Certain terms used herein are defined in Section 18 hereof. Any reference herein to the Registration Statement shall be deemed to refer to and include any post-effective amendments thereto which were filed under the Act after the Effective Date of the Registration Statement as each was declared effective. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Time of Sale Prospectus, or any free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the

Time of Sale Prospectus or any free writing prospectus, as the case may be, incorporated therein by reference.
     The Company has filed with the Commission a registration statement, including a prospectus, relating to the Common Shares. The prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.”
     For purposes of this Underwriting Agreement (this “Agreement”), “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Act; “Time of Sale Prospectus” means the preliminary prospectus included in the Registration Statement at the time it became effective, together with the free writing prospectuses, if any, or any other pricing information identified or included in Schedule III hereto; and “Broadly Available Road Show” means a “bona fide electronic road show”, if any, as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriters as of the date hereof and as of the Closing Date (as defined in Section 2 below) (each, a “Representation Date”) as follows:
     (i) Registration Statement and Prospectus. The Company has prepared and filed with the Commission a registration statement (file number 333-138781) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Common Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (ii) Compliance with Registration Requirements. (A) On the Effective Date, the Registration Statement and the Prospectus did comply and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder; (B) on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (C) the Time of Sale Prospectus does not, and at the time of each sale of the Common Shares in connection with the Offering and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) the Prospectus does not and, together with any supplement thereto, on the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (E) each Broadly Available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).
     (iii) Free Writing Prospectuses. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses or other pricing information, if any, identified or included in Schedule III hereto, and Broadly Available Road Shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus or Rule 134 Notice.
     (iv) Offering Materials Furnished to Underwriters. The Company has delivered to each of the Underwriters one complete copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus, the Prospectus and any free writing prospectuses, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.
     (v) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or the Registration Statement.
     (vi) No Applicable Registration or Other Similar Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (vii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder.
     (viii) Financial Statements. Except as disclosed in the Time of Sale Prospectus and the Prospectus: (i) the financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the statement of operations and comprehensive income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; (ii) such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and (iii) the supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.
     (ix) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, in each case whether or not arising in the ordinary course of business, considered as one entity (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, and (C) except for regular quarterly dividends on the Common Stock and the Company’s floating rate Series B preferred stock and 8.125% series A preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (x) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under each of the Operative Agreements to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.

     (xi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Registration Statement and the Time of Sale Prospectus, all of the capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Schedule IV hereto and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
     (xii) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit or incentive plans described in the Time of Sale Prospectus and the Prospectus or upon exercise of outstanding options described in the Time of Sale Prospectus or the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus. Upon the completion of the Offering, all of the issued and outstanding shares of Common Stock will have been duly authorized and validly issued, will be fully paid and nonassessable and will have been issued in compliance with federal and state securities laws. Upon the completion of the Offering, none of the outstanding shares of Common Stock will have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Time of Sale Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other employee incentive plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
     (xiii) Stock Exchange Listing. The Common Shares have been approved for listing on the New York Stock Exchange, Inc. (the “New York Stock Exchange”).

     (xiv) Solicitation. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Common Shares (except as contemplated by this Agreement).
     (xv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xvi) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Selling Shareholders have been duly authorized, are validly issued, fully paid and nonassessable.
     (xvii) Description of the Operative Agreements. The Operative Agreements, as of each Representation Date, conform and will conform, as applicable, in all material respects to the statements relating thereto contained in the Time of Sale Prospectus and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.
     (xviii) Absence of Defaults and Conflicts. None of the Company or any of the Subsidiaries is in violation of its charter or bylaws or other constitutive documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Change. The execution, delivery and performance by the Company of the Operative Agreements and the consummation of the transactions contemplated therein or in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Change), nor will such actions result in any violation of the provisions of the charter or bylaws or other constitutive documents of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or a Subsidiary.
     (xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Change.
     (xx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, which is required to be disclosed in the Registration Statement and the Time of Sale Prospectus (other than as disclosed therein), or which, individually or in the aggregate, might reasonably be expected to result in a Material Adverse Change, or which, individually or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets thereof, the consummation of the transactions contemplated in the Operative Agreements or the performance by the Company of its obligations under any of the Operative Agreements; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.
     (xxi) Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.
     (xxii) Possession of Intellectual Property. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, other than those the absence of which would not have a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.
     (xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the offering of the Common Shares, for the due authorization, execution and delivery by the Company of the Operative Agreements or for the performance by the Company of its obligations under any of the Operative Agreements to which it is a party, except such as has been already obtained or as may be required under the Act and the rules and regulations of the Commission thereunder or state securities or blue sky laws.

     (xxiv) Possession of Licenses and Permits. The Company and its Subsidiaries own or possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them other than those the absence of which would not have a Material Adverse Change; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Change; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
     (xxv) Title to Property. The Company and its subsidiaries have good and marketable title to all material real properties owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Prospectus and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Time of Sale Prospectus and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxvi) Tax Law Compliance. All necessary federal, state and foreign income and franchise tax returns, other than those which would not, individually or in the aggregate, result in a Material Adverse Change, with respect to the Company and its consolidated subsidiaries, have been filed, and all taxes required to be paid with respect to any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, have been paid, except assessments against which appeals have been or will be promptly taken in good faith or as to which adequate reserves have been provided. Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 1(vii) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
     (xxvii) Investment Company Act. The Company is not, and upon the sale of the Common Shares as herein contemplated will not be, required to register as an

“investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxviii) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.
     (xxix) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the Act or the Rules and Regulations to be described in the Time of Sale Prospectus and the Prospectus which is not so described in the Prospectus and the Time of Sale Prospectus.
     (xxx) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xxxi) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company, its subsidiaries and their “ERISA Affiliates” (as defined below) are in compliance with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), except such as will not, individually or in the aggregate, result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company and a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No “employee benefit plan” for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse

Change. Each “employee benefit plan” established or maintained by the Company, its subsidiaries and any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No event or series of events of the nature described in this Section 1(a)(xxx) has occurred or is reasonably expected to occur for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
     (xxxii) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xxxiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
     (b) Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with the Underwriters as of each Representation Date as follows:
     (i) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.
     (ii) The execution and delivery by each Selling Shareholder of, and the performance by each Selling Shareholder of its obligations under, this Agreement, will not contravene (A) any provision of applicable law, (B) the certificate of incorporation or bylaws (or similar governing documents) of each Selling Shareholder, (C) any agreement or other instrument binding upon each Selling Shareholder or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (A) and (C) as would not individually or in the aggregate have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each Selling Shareholder of its obligations under this Agreement, except for the registration of the Common Shares under the Act and such as may be required to be obtained or made under state securities or “blue sky” laws or by the rules and regulations of the NASD in connection with the purchase and sale of the Common Shares by the Underwriters.
     (iii) Each Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Common Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Common Shares to be sold by such Selling Shareholder or a security entitlement in respect of the Common Shares.
     (iv) Upon payment for the Common Shares to be sold by each Selling Shareholder pursuant to this Agreement, delivery of the Common Shares, as directed by the Underwriters, to Cede & Co. (“CEDE”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of the Common Shares in the name of Cede or such other nominee and the crediting of the Common Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to the Common Shares), (A) DTC shall be a “protected purchaser” of the Common Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of the Common Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to the Common Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) the Common Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (v) Certificates for all of the Common Shares to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank will be placed in custody with the transfer agent or other custodian with irrevocable conditional instructions to deliver such Common Shares to the Managers pursuant to this Agreement.
     (vi) Each Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct and is familiar with the Time of Sale Prospectus and Registration Statement.

     (vii) (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus does not, and at the time of each sale of the Common Shares in connection with the Offering and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) each Broadly Available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (D) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each of the representations and warranties set forth in clauses (A) to (D) of this Section 1(b)(vi) is limited solely to statements or omissions made in reliance upon information relating to the Selling Shareholders furnished to the Company in writing by the Selling Shareholders expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.
     (viii) The Selling Shareholders have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.
     (c) Any certificate signed by any authorized signatory of a Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Common Shares shall be deemed a representation and warranty by such Selling Shareholder, as the case may be, as to matters covered thereby, to each Underwriter.
     (d) Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Common Shares shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
     SECTION 2. Purchase and Sale.
     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Shareholder agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Selling Shareholders, the number of Firm Shares listed opposite such Selling Shareholder’s name in Schedule II hereto. The purchase price per Common Share to be paid by the Underwriters to the Selling Shareholders shall be $[                    ] per share

(the “Purchase Price”). Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Selling Shareholders agrees to sell to the Underwriters up to the number of Additional Shares listed opposite its name on Schedule II hereto to cover over-allotments, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares listed on Schedule II hereto at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one Business Day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in this Section 2 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Delivery of and payment for the Firm Shares shall be made at 9:00 a.m., New York City time, on December [___], 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Selling Shareholders (such date and time of delivery and payment for the Common Shares being herein called the “Closing Date”). Delivery of the Common Shares shall be made to the Underwriters against payment by the Underwriters of the Purchase Price thereof to or upon the order of the Selling Shareholders by wire transfer payable in immediately available funds to an account specified by the Selling Shareholders or in such other manner of payment as the Selling Shareholders and the Underwriters may agree. Delivery of the Common Shares shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.
     Delivery of and payment for the Additional Shares shall be made at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in the first paragraph of this Section 2, or at such time on such later date, in any event not later than [___], 2007, after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Selling Shareholders. Delivery of the Additional Shares shall be made to the Underwriters against payment by the Underwriters of the Purchase Price thereof to or upon the order of the Selling Shareholders by wire transfer payable in immediately available funds to an account specified by the Selling Shareholders or in such other manner of payment as the Selling Shareholders and the Underwriters may agree. Delivery of the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

     SECTION 3. Offering by Underwriters.
     It is understood that the Underwriters propose to offer the Common Shares for sale to the public as set forth in the Prospectus.
     SECTION 4. Company Agreements.
     The Company agrees with each Underwriter that:
     (a) Prior to the termination of the offering of the Common Shares, the Company will not file any amendment to the Registration Statement, any preliminary prospectus, the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy of the same. Subject to the foregoing sentence, the Company will cause the Prospectus and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide reasonable evidence to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Common Shares, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) The Company will furnish each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.
     (c) The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus or Company information prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (d) If the Time of Sale Prospectus is being used to solicit offers to buy the Common Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (e) If, at any time when a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) relating to the Common Shares is required to be delivered under the Act, any event occurs as a result of which the Time of Sale Prospectus or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Time of Sale Prospectus or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (f) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (g) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to the Underwriters a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) by the Underwriters or any dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (h) The Company will arrange, if necessary, for the qualification of the Common Shares for sale under the laws of such jurisdictions as the Underwriters may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Common Shares and will pay any fee of the National Association of

Securities Dealers, Inc. (the “NASD”), in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Common Shares, in any jurisdiction where it is not now so subject.
     (i) (i) The Company will not, and each of the Selling Shareholders agrees that it will not, without the prior written consent of the Managers on behalf of the Underwriters, during the period ending 90 days after the date of the Prospectus, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (C) in the case of the Company, file any registration statement with the Securities and Exchange Commission relating to the offering of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than (1) any amendment (including a post-effective amendment) to the Company’s registration statement on Form S-1 (File no. 333-138340) relating to the sale of up to 2,900,000 shares of common stock of the Company and (2) any registration statement on Form S-8 relating to any existing stock incentive plans or employee benefit plans).
     (ii) The restrictions contained in the preceding paragraph shall not apply to (A) the Common Shares to be sold hereunder, (B) the issuance by the Company of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Time of Sale Prospectus and the Prospectus, (C) grants, issuances or exercises under any existing stock incentive plans or employee benefits plans, (D) the issuance and sale by the Company in an underwritten offering of its Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to raise funds as a result of a large catastrophe loss event impacting the Company’s reinsurance or insurance portfolio, if in the good faith judgment of the Company’s management, the Company determines that such additional funds are necessary to maintain the Company’s existing ratings or ratings outlook, (E) transactions by any person other than the Company relating to Common Stock or other securities acquired in open market transactions after the completion of this offering, (F) transfers by any person other than the Company of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock as a bona fide gift or gifts as a result of operation of law or testate or in testate succession, provided that the transferee agrees to be bound by the restrictions described in subsection 4(i)(i) hereof, (G) transfers by any person other than the Company to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by such person, provided that the transferee agrees to be bound by the restrictions described in subsection 4(i)(i) hereof, or (H) distributions by any person other than the Company of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock to limited partners or stockholders of such person, provided that such distributee agrees to be bound by the restrictions described in subsection 4(i)(i) hereof. In addition, each of the Selling Shareholders agrees and consents that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that the Selling Shareholders may make a demand for, or exercise rights with respect to, registration of Common Stock pursuant to the registration rights agreement dated June 19, 2001, so long as no registration statement with respect to such shares is filed during such 90-day period.
     (iii) Each of the Company and the Selling Shareholders also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Stock except in compliance with the foregoing restrictions.
     (j) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Common Shares.
     (k) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Act and the Exchange Act within the time periods required by the same.
     (l) The Company shall engage and maintain, at its expense, one or more registrars and transfer agents in the U.S. for the Common Stock.
     (m) Until the second anniversary of the date hereof, the Company will furnish upon request to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, attention: General Counsel and to Wachovia Capital Markets, LLC at 301 South College Street, Charlotte, NC 28288-0602, attention: Equity Capital Markets: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of operations and comprehensive income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and (iii) from time to time, such other public information concerning the Company as the Underwriters may reasonably request; provided, however, that the Company shall not be required to provide Citigroup Global Markets Inc. or Wachovia Capital Markets, LLC

with any such information, reports or similar forms that have been filed or furnished with the Commission by an electronic transmission pursuant to the Electronic Data Gathering Analysis and Retrieval System (EDGAR) or an equivalent electronic database authorized by the Commission.
     SECTION 5. Selling Shareholders Agreements.
     Each Selling Shareholder agrees with each of the Underwriters that:
     (a) Such Selling Shareholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus or Company information prepared by or on behalf of an Underwriter that such Underwriter otherwise would not have been required to file thereunder.
     (b) Other than as contemplated under this Agreement, such Selling Shareholder will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.
     SECTION 6. Covenants of the Underwriters.
     Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus or Company information prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     SECTION 7. Conditions to the Obligations of the Underwriters.
     The obligations of the Underwriters to purchase the Common Shares shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions:
     (a) On the Closing Date, and, if applicable, any Option Closing Date, the Registration Statement shall be effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Shearman & Sterling LLP, counsel for the Company, and Donald L. Smith, Esq., Senior Vice President, General Counsel and Corporate Secretary of the Company and one or more local counsel to the Selling Shareholders, to have furnished to the Underwriters their opinions in the forms provided in Exhibit B, Exhibit C and Exhibit D, respectively, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters.
     (c) The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the offer and sale of the Common Shares, the Registration Statement, the Time of Sale Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the President and Chief Executive Officer or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus, any supplements to the Time of Sale Prospectus, the Prospectus and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material change in the condition (financial or otherwise), earnings, business or properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).
     (e) Each Selling Shareholder shall have furnished to the Underwriters an officer’s certificate, signed by an executive officer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus, any supplements to the Time of Sale Prospectus, the Prospectus and this Agreement and that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

     (f) If the Time of Sale Prospectus is being used to solicit offers to buy the Common Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (g) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have conducted an audit of the consolidated financial information of the Company for the year ended December 31, 2005 and as of December 31, 2005 and have performed a review of the unaudited interim financial information of the Company for the nine months ended September 30, 2006 and as of September 30, 2006 in accordance with Statement on Accounting Standards Nos. 71 and 100.
     (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease in the items specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Common Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Time of Sale Prospectus (exclusive of any supplement thereto).

     (i) Subsequent to the Execution Time, there shall not have been any decrease (i) in the financial strength rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or (ii) in the claims paying ability rating of any of the Company and its subsidiaries by A.M. Best Company, Inc., or, in each case, any notice given of any intended decrease in any such rating.
     (j) The National Association of Securities Dealers, Inc. (“NASD”) shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (k) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.
     (l) No Underwriter shall have notice of an adverse claim on the Common Shares within the meaning of Section 8-102 of the UCC.
     (m) The “lock up” agreements, each substantially in the form of Exhibit A hereto, between you and each executive officer and director of the Company listed on Schedule V hereto, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect as of the Execution Time.
     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 7 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.
     SECTION 8. Payment of Expenses.
     (a) The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the costs associated with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the costs associated with the preparation, issuance and delivery of the Common Shares to the Underwriters, including any printing and engraving costs, transfer taxes and any stamp or other duties payable upon the sale or delivery of the Common Shares to the Underwriters, (iii) the fees and disbursements of the counsel, accountants and other advisors or agents (including transfer agents and registrars) to the Company and each Selling Shareholder, as well as the fees and disbursements of any Depositary and its counsel, (iv) the printing and delivery to the Underwriters of copies of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by or referred to by the Company and the Prospectus, and any amendments or supplements thereto, (v) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (vi) the qualification of the Common Shares under securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses associated with listing Common Shares on the New York Stock Exchange and (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Common Shares. Nothing contained herein shall affect any agreement among the Company and the Selling Shareholders regarding the payment of expenses as between such persons.
     (b) If the sale of the Common Shares provided for herein is not consummated because any condition to the obligations of the Underwriters attributable to the Company or the Selling Shareholders set forth in Sections 4 and 5 hereof is not satisfied, because of any termination pursuant to Section 11(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Common Shares.
     SECTION 9. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless the Underwriters, the directors, officers, principals, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Common Shares as originally filed or in any amendment thereof including the Registration Statement, the Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Act, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of (i) the Selling Shareholders or (ii) any Underwriter through the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Selling Shareholder agrees severally, and not jointly, to indemnify and hold harmless the Underwriters, the directors, officers, principals, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Selling Shareholder furnished to the Company specifically for inclusion in the documents referred to in the foregoing indemnity. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds from the sale of the Common Shares sold by such Selling Shareholder under this Agreement. Each Underwriter acknowledges that the information in the Time of Sale Prospectus and the Prospectus contained under the caption “Selling Shareholders,” insofar as it relates to the Selling Shareholders and the beneficial ownership of the Selling Shareholders’ Common Shares, constitutes the only information furnished in writing by or on behalf of the Selling Shareholders for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, or in any amendment of supplement thereto. This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have.
     (c) Each Underwriter agrees severally, and not jointly, to indemnify and hold harmless the Company and the Selling Shareholders, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company or the Selling Shareholders within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company and each Selling Shareholders acknowledge that the statements set forth in the seventh paragraph under the heading “Underwriting” (which paragraph relates to stabilization) by the Underwriters constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or in any amendment or supplement thereto.
     (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint one counsel of the indemnifying party’s choice at the indemnifying party’s reasonable expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, it being understood that the indemnifying party shall not be liable for more than one separate firm (in addition to one local firm in each jurisdiction) for all indemnified parties in each jurisdiction in which any claim or action arising out of the same general allegations or circumstances is brought. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not, without the prior written consent of the indemnified party, enter into any settlement or compromise or consent to the entry of any judgment.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Selling Shareholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, each Selling Shareholder and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Common Shares; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Common Shares purchased by the Underwriters hereunder and in no case shall a Selling Shareholder be responsible for any amount in excess of the amount equal to the aggregate net proceeds from the sale of the Common Shares sold by such Selling Shareholder under this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholders on the one hand or the Underwriters on the other, and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriters within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriters shall have the same rights to contribution as such Underwriters, and each person who controls the Company and the Selling Shareholders within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     SECTION 10. Default by an Underwriter
     If any one or more Underwriters shall fail to purchase and pay for any of the Common Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Common Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Common Shares set forth opposite the names of all the remaining Underwriters) the Common Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Common Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Common Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Common Shares, and if such non-defaulting Underwriters do not purchase all the Common Shares, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Managers shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

     SECTION 11. Termination.
     Prior to the Closing Date this Agreement may be terminated by the Underwriters by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in the Company’s shares of Common Stock shall have been suspended or limited by the Commission or the New York Stock Exchange (the “NYSE”), or trading in securities generally on either of the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any U.S. federal or New York authority; (iii) there shall have occurred any outbreak or escalation of hostilities or any crisis or calamity involving or affecting the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in U.S. or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto) or to enforce contracts for the sale of securities; or (iv) there shall have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Common Shares as contemplated in the Prospectus (exclusive of any supplement thereto). Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 8 hereof, (b) the Underwriters to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 shall at all times be effective and shall survive such termination.
     SECTION 12. Representations and Indemnities to Survive.
     The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, principals, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Common Shares. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
     SECTION 13. Notices.
     All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Facsimile: 212-816-7912
Attention: General Counsel

and

Wachovia Capital Markets, LLC
7 Saint Paul Street, 1st Floor
Baltimore, MD 21202
Facsimile: 443-263-6894
Attention: Equity Capital Markets

or, if sent to the Company, will be mailed, delivered or telefaxed to:

Odyssey Re Holdings Corp.
300 First Stamford Place
Stamford, Connecticut 06902
Facsimile: 203-965-7960
Attention:	Andrew A. Barnard,
President and Chief Executive Officer
Donald L. Smith, Esq., Senior Vice President,
General Counsel and Corporate Secretary

or, if sent to the Selling Shareholders, will be mailed, delivered or telefaxed to:

Fairfax Inc.
[_______________]
[_______________]
Facsimile:	[_______________]
Attention:	[_______________]
[Title]

and

ORH Holdings Inc.
[_______________]
[_______________]
Facsimile:	[_______________]
Attention:	[_______________]
[Title]
     SECTION 14. Successors.
     This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, principals, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

     SECTION 15. Governing Law.
     THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 16. Counterparts.
     This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     SECTION 17. Headings.
     The section headings used herein are for convenience only and shall not affect the construction hereof.
     SECTION 18. Definitions.
     The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law executive order or regulation to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Operative Agreements” shall refer collectively to the Common Shares and this Agreement.
     “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
     “Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
     “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.
     “Rule 430A Information” shall mean information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, each of the Selling Shareholders and the Underwriters.

Very truly yours, ODYSSEY RE HOLDINGS CORP.
By
Name:
Title:

FAIRFAX INC.
By
Name:
Title:

ORH HOLDINGS INC.
By
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
By:
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC
By:
Name:
Title:

SCHEDULE I

Number of
Firm Shares
Underwriter	to be Purchased
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
UBS Securities LLC
BMO Capital Markets Corp.
Dowling & Partners Securities, LLC
Ferris, Baker Watts, Incorporated
Fox-Pitt, Kelton Incorporated
Keefe, Bruyette & Woods, Inc.
Sandler O’Neill & Partners, L.P.
Scotia Capital (USA) Inc.
Total

SCHEDULE II

		Maximum Number
	Number of Firm	of Additional Shares
Selling Shareholders	Shares to be Sold	to be Sold
Fairfax Inc.	2,833,333	1,350,000
ORH Holdings Inc.	6,166,667	—

Total	9,000,000	1,350,000

SCHEDULE III
Pricing Information to be conveyed orally
ODYSSEY RE HOLDINGS CORP.
$[____] per share
[__________] Common Shares

SCHEDULE IV
Subsidiaries
Odyssey America Reinsurance Corporation
Clearwater Insurance Company (formerly Odyssey Reinsurance Corporation)
Hudson Insurance Company
Clearwater Select Insurance Company (formerly Overseas Partners US Reinsurance Company)
O.R.E. Holdings Limited
Odyssey UK Holdings Corp.
Newline Holdings UK Limited
Newline Insurance Company Limited
Newline Underwriting Management Limited
Newline Corporate Name Limited
Newline Underwriting Limited
Odyssey Holdings Latin America, Inc.
Odyssey Latin America, Inc.
Hudson Specialty Insurance Company (formerly General Security Indemnity Company)
Clearwater Insurance Trust I
Hudson Underwriting Limited
Hudson Underwriting Management Limited
Odyssey Servicios Limitada
Odyssey Services, SA de CV
Odyssey America Trust

SCHEDULE V
List of Persons Subject to Lock-up Agreements
V. Prem Watsa
James F. Dowd
Andrew A. Barnard
Michael G. Wacek
R. Scott Donovan
Anthony J. Narciso, Jr.
Donald L. Smith
Peter M. Bennett
Anthony F. Griffiths
Patrick G. Kenny
Samuel A. Mitchell
Brandon W. Sweitzer
Paul M. Wolff

EXHIBIT A
[Form of Lock-up Letter]
___________, 2006
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
   as representatives of the several underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
and
Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288-0602
Ladies and Gentlemen:
     The undersigned understands that Citigroup Global Markets Inc. (“Citigroup”) and Wachovia Capital Markets, LLC (“Wachovia”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Odyssey Re Holding Corp., a Delaware corporation (the “Company”), and the selling shareholders named therein (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Citigroup and Wachovia (the “Underwriters”), of 9,000,000 shares (or 10,350,000 shares if the Underwriters’ over-allotment option is exercised in full) of the Company’s Common Stock, par value $.01 per share (the “Common Shares”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Citigroup and Wachovia on behalf of the Underwriters, he will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to (A) Common Shares or other securities acquired in open market transactions after the completion of the Public Offering; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (B) transfers of Common Shares or any security convertible, exchangeable for or exercisable into

Common Shares as a bona fide gift or gifts as a result of the operation of law or testate or intestate succession, or (C) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned and recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of Common Shares during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Citigroup and Wachovia on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B-1
Form of legal opinion of Shearman & Sterling LLP, counsel for the Company, to be delivered pursuant to Section 5(b) of this Agreement.
     Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
     1. The Company is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware with corporate power and authority under such law to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
     2. The Company (a) has the corporate power to execute, deliver and perform each Opinion Document to which it is a party and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.
     3. Upon the delivery by or on behalf of the Selling Shareholders to The Depository Trust Company (“DTC”) or its agent of the Common Shares, registered in the name of Cede & Co. (“Cede”), as nominee for DTC, and the crediting by DTC of the Common Shares to the securities accounts of the several Underwriters with DTC, DTC will be a protected purchaser (as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (the “NYUCC”)) of the Common Shares and will acquire its interest in such Common Shares (including, without limitation, all rights that each Selling Shareholder had or has the power to transfer in such Common Shares) free of any adverse claim (as such term is defined in Section 8-102 of the NYUCC). Upon the payment of the purchase price for the Common Shares and the crediting by DTC of the Common Shares to the securities accounts of the several Underwriters with DTC, each of the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of the Common Shares to be purchased by it, and no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an adverse claim (as such term is defined in Section 8-102 of the NYUCC) to such Common Shares may be asserted against the Underwriters.
     4. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Securities Act and the rules thereunder, and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Common Shares.
     5. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body,

is required for the due execution, delivery or performance by each of the Selling Shareholders of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Securities Act and the rules thereunder, and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Common Shares.
     6. The Agreement has been duly executed and delivered by the Company and the Selling Shareholders.
     7. The Common Shares have been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.
     8. The statements (i) in the Prospectus under the captions “Description of Common Stock” and (ii) in Item 14 of the Registration Statement, in each case, insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters or documents referred to therein.
     9. The Company is not, and after the sale of the Common Shares by the Selling Shareholders will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.
     Such counsel shall also state that they were advised by the staff of the Commission that the Registration Statement became effective and that a member of the staff of the Commission has advised them orally that there was no stop order suspending the effectiveness of the Registration Statement.

EXHIBIT B-2
Form of negative assurance letter of Shearman & Sterling LLP, counsel for the company, to be delivered pursuant to Section 5(b) of this Agreement.
     “Applicable Time” shall mean [      ], New York City time on December [      ], 2006.
     We advise you that, on the basis of the information we gained in the course of performing the services referred to above, each of the Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which we have not been requested to comment), appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
     We further advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (a) the Registration Statement (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which we have not been requested to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C-1
Form of legal opinion of Donald L. Smith, Esq., General Counsel of the Company, to be delivered pursuant to Section 5(b) of this Agreement.
     Based upon the foregoing and upon such other investigation as I have deemed necessary and subject to the qualifications set forth below, I am of the opinion that:
     (i) The Company is a corporation duly qualified to transact business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and is in good standing under the law of the State of Connecticut and in each other jurisdiction in which such qualification is required, except for such jurisdictions (other than the State of Connecticut) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (ii) Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority under such law to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and, to the best of my knowledge, is a corporation duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (iii) The Company (a) has the corporate power to execute, deliver and perform each Opinion Document to which it is a party and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.
     (iv) All of the issued and outstanding capital stock of each such significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best of my knowledge, any pending or threatened claim.
     (v) Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase shares of Common Stock of the Company offered by the Selling Shareholders arising (i) by operation of the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best of my knowledge, otherwise.
     (vi) To the best of my knowledge, there is no action, suit, investigation, litigation or proceeding against the Company pending or threatened before any court, governmental agency or arbitrator that is required to be disclosed in the Registration

Statement other than those disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.
     (vii) Each of Odyssey America Reinsurance Corporation, Clearwater Insurance Company, Hudson Specialty Insurance Company, Clearwater Select Insurance Company, Hudson Insurance Company and Newline Syndicate 1218 (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Change. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Change, and the Company and each of its Insurance Subsidiaries have not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is required to be obtained by the Company or any of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.
     (viii) The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus regarding U.S. insurance statutes and regulations, insofar as statements constitute summaries of such legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein and I do not know of any U.S. insurance statutes or regulations required by the Securities Act or the rules and regulations thereunder to be described in the Prospectus that are not described as required.
     (ix) The execution and delivery by the Company of each Opinion Document do not, and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification or contribution sections of the Agreement, as to which I express no opinion) will not (i) result in a violation of the Company’s or any of the Company’s subsidiary’s certificate of incorporation or by-laws of the Company, (ii) result in a breach of, or a default or a Repayment Event under, or result in or require the creation of any lien upon or security interest in any property of the Company or any of its subsidiaries pursuant to, to the best of my knowledge, the terms of any other material Agreements and Instruments except for such violations, breaches, defaults or liens as would not, individually or in the aggregate, result in a Material Adverse Change; or (iii) to the best of my knowledge, will not result in any violation of Generally Applicable Law or any order, writ, judgment, injunction, decree, determination or award applicable to the Company or any subsidiary of the Company.
     (x) Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, to the best of my knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Agreement, except for such rights as have been duly waived.
     (xi) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its certificate of incorporation or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Agreements and Instruments, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Change.
     (xii) To the best of my knowledge, there are no Agreements and Instruments required by the Securities Act or the rules and regulations thereunder to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.
     (xiii) Except as described in the Preliminary Prospectus and the Prospectus, each document, if any, filed pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus complied when it was filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.
     (xiv) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock (including the Common Shares) have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of my knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and by-laws of the Company and the General Corporation

Law of the State of Delaware. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

EXHIBIT C-2
Form of negative assurance letter of Donald L. Smith, Esq., General Counsel of the Company, to be delivered pursuant to Section 5(b) of this Agreement.
     “Applicable Time” shall mean [      ], New York City time on December [      ], 2006.
     On the basis of the information I gained in the course of performing the services referred to above, each of the Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which I have not been requested to comment), appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
     I further advise you that on the basis of the information I gained in the course of performing the services referred to above, no facts came to my attention which gave me reason to believe that (a) the Registration Statement (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which I have not been requested to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which I have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT D
Form of legal opinion of local counsel to the Selling Shareholders, to be delivered pursuant to Section 7(b) of this Agreement.
     1. Each Selling Shareholder (a) has the corporate power to execute, deliver and perform this Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement.